UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 3, 2005

SSA Global Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51330	84-1542338
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 W. Madison, Suite 2200, Chicago, IL 60661

(Address of principal executive offices, including zip code)

(312) 258-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 3, 2005, SSA Global Technologies, Inc., a Delaware corporation (“SSA”) announced that they have entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with SSA-E Merger Subsidiary Inc., a Delaware corporation and a wholly owned subsidiary of SSA (“Merger Subsidiary”), SSA-E Acquisition Subsidiary Inc., a Delaware corporation and wholly owned subsidiary of SSA (“Acquisition Subsidiary”), and E.piphany, Inc., a Delaware corporation (“E.piphany”). Under the terms and subject to the conditions set forth in the Merger Agreement, Merger Subsidiary will merge with and into E.piphany with E.piphany continuing as the surviving entity and as a wholly owned subsidiary of SSA (the “Merger”).

Merger Agreement

As a result of the cash consideration payable pursuant to the Merger and a special distribution to be declared by E.piphany prior to the effective time with a record date immediately prior to the effective time, each holder of E.piphany common stock will receive a total of $4.20 per share in cash, or approximately $329.0 million in total.  As of June 30, 2005, E.piphany had cash and investments on hand of approximately $239.0 million, which is expected to be used to fund the special distribution and a portion of the cash merger consideration.  SSA expects to fund the remainder of the cash merger consideration, plus fees and expenses, with a combination of cash on hand and long-term borrowings.

Also immediately prior to the effective time of the Merger, E.piphany shall sell certain of its assets to Acquisition Subsidiary at a price to be determined by the parties (the “Asset Sale”).  The price of the Asset Sale shall not affect the price per share to be received by E.piphany’s stockholders pursuant to the Merger.  If the Asset Sale is not approved by E.piphany’s stockholders, the Merger may not occur.

Consummation of the Merger is subject to customary conditions, including (i) approval of the Merger Agreement and the Merger by the stockholders of E.piphany and (ii) expiration or termination of the applicable Hart-Scott-Rodino waiting period and receipt of certain foreign antitrust approvals.

The Merger Agreement contains certain termination rights for both SSA and E.piphany, and further provides that, upon termination of the Merger Agreement under specified circumstances, E.piphany may be required to pay SSA a termination fee of up to $8.23 million plus expenses of up to $1.65 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated by reference herein.

Voting Agreement

Each of the officers and directors of E.piphany has entered into a voting agreement with SSA (the “Voting Agreement”), substantially in the form of Exhibit 10.1 hereto. The Voting Agreement provides that each of E.piphany’s officers and directors will vote all shares of capital stock of E.piphany such person beneficially owns in favor of the approval of the Merger Agreement and the Merger and against approval of any proposal made in opposition to or in competition with the consummation of the Merger. The Voting Agreement terminates on the earlier of the date of the Merger or the date that the Merger Agreement has been validly terminated.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.

Additional Information and Where to Find It

E.piphany has agreed to file a proxy statement in connection with the proposed Merger and related transactions. The proxy statement will be mailed to the stockholders of E.piphany. E.piphany’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about E.piphany, the Merger and related transactions. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and

Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by E.piphany by going to E.piphany’s Investor Relations page on its corporate website at www. epiphany.com or by contacting Todd Friedman at E.piphany at 475 Concar Drive, San Mateo, California 94402 or by phone at (650) 356-3800.

In addition, E.piphany and its officers and directors may be deemed to be participants in the solicitation of proxies from E.piphany’s stockholders with respect to the Merger. A description of any interests that E.piphany’s officers and directors have in the Merger and related transactions will be available in the proxy statement. In addition, SSA may be deemed to have participated in the solicitation of proxies from E.piphany’s stockholders in favor of the approval of the Merger Agreement and related transactions. Information concerning SSA’s directors and executive officers is set forth in SSA’s final prospectus for its initial public offering, which was filed with the SEC on May 26, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to SSA’s Investor Relations page on its corporate website at www.ssaglobal.com.

Section 9 – Financial Statements and Exhibits

Item 9.01.                                          Financial Statements and Exhibits

(c)                                  Exhibits.

2.1                                 Agreement and Plan of Merger by and among SSA Global Technologies, Inc., SSA-E Merger Subsidiary Inc., SSA-E Acquisition Subsidiary Inc. and E.piphany, Inc. dated as of August 3, 2005

10.1                           Form of Voting Agreement, dated as of August 3, 2005, by and among SSA Global Technologies, Inc. and certain stockholders of E.piphany, Inc.

99.1                           Press Release issued by SSA Global Technologies, Inc. dated August 3, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SSA Global Technologies, Inc.

Date: August 4, 2005	/s/ Stephen P. Earhart
Stephen P. Earhart Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among SSA Global Technologies, Inc., SSA-E Merger Subsidiary Inc., SSA-E Acquisition Subsidiary Inc. and E.piphany, Inc. dated as of August 3, 2005

10.1	Form of Voting Agreement, dated as of August 3, 2005, by and among SSA Global Technologies, Inc. and certain stockholders of E.piphany, Inc.

99.1	Press Release issued by SSA Global Technologies, Inc. dated August 3, 2005

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